EXHIBIT 10.6


                           STOCK ACQUISITION AGREEMENT


     AGREEMENT dated this 22nd day of July, 1998 between URT Industries, Inc. (the "Corporation"), whose address is 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009, and Brian Wolk ("Wolk"), with an address at 1180 East Hallandale Beach Boulevard, Hallandale, Florida 33009.

     WHEREAS, the Corporation, in recognition of the substantial services provided by Wolk to the Corporation and its subsidiary, Peaches Entertainment Corporation ("PEC"), has offered to transfer to Wolk certain shares of PEC's common stock which are owned by the Corporation, upon the terms and conditions, and subject to the restrictions, contained herein, and Wolk has agreed to acquire such shares upon such terms and conditions, and subject to such restrictions;

     IT IS, THEREFORE, AGREED:

     1. Issuance of Shares to Wolk

     (a) The Corporation agrees to and does hereby transfer to Wolk, and Wolk agrees to and does hereby acquire from the Corporation, one million two hundred thousand (1,200,000) shares (the "Shares") of the Common Stock of PEC which are owned by the Corporation.

     (b) Simultaneously herewith, the Corporation hereby delivers to Wolk a duly executed stock power with respect to the Shares, and agrees, at its own expense, to take any and all further action which may reasonably be required in order for PEC's transfer agent to register the Shares in Wolk's name.


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     2. Escrow; Conditional Surrender of Shares

     (a) The parties agree that PEC's transfer agent shall be instructed to deliver to the Corporation (or its attorneys on the Corporation's behalf) the stock certificate ("Stock Certificate") in the name of Wolk with respect to the Shares. The Corporation shall hold such Stock Certificate in escrow upon the terms and conditions contained herein. Wolk hereby further delivers to the Corporation, in escrow, an executed and undated stock power ("Stock Power") with respect to the Shares, assigning and transferring the Shares back to the Corporation. The Corporation agrees to hold the Stock Certificate and Stock Power in escrow and, provided that Wolk does not voluntarily leave the employ of PEC, and his employment by PEC is not terminated for cause, during the twenty-four (24) month period commencing with the date of this Agreement, then the Corporation, at the conclusion of such 24 month period (or such earlier date when by reason of death or termination without cause both of the above-described conditions shall have been prevented from occurring), shall destroy the Stock Power, and treat it of no force and effect, and return the Stock Certificate to Wolk (or his authorized representative). In the event that Wolk should voluntarily leave the employ of PEC, or his employment is terminated by PEC for cause, during the 24 month period commencing with the date of this Agreement, then Wolk shall sell to the Corporation and the Corporation shall purchase the Shares in accordance with the following: the Corporation shall release from escrow to itself the Stock Certificate and Stock Power; the Corporation shall arrange for cancellation of the Stock Certificate and reissuance of the Shares in the Corporation's name; and the Corporation shall pay to

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Wolk, as payment for the Shares so sold by him back to the Corporation,  the sum of $24,000, which the parties agree to be the value of the Shares upon execution of this Agreement.

     (b) For purposes of subparagraph (a) above, the term "cause" shall mean commission of any of the following acts by Wolk in connection with the performance of his duties to the Corporation: fraud, embezzlement, theft or conviction of a crime.

     (c) For purposes of subparagraph (a) above, Wolk shall not be deemed to have voluntarily left the employ of PEC, and shall be deemed to have been terminated without cause, if he leaves such employ because the salary and benefits offered to him are less than the salary and benefits paid and provided to him at the time of execution of this Agreement.

     3. Acknowledgments, Representations, Warranties and Covenants

     (a) Wolk acknowledges, represents, warrants and covenants as follows:

          (i) Wolk is an employee at will of PEC and nothing contained herein shall be deemed to create any agreement on the part of the Corporation or PEC to employ Wolk for any given term;

          (ii) Without limitation of any applicable legal requirements, Wolk will not transfer, assign, pledge, hypothecate or otherwise encumber any of the Shares before the date, if any, on which the Stock Certificate may be returned to him in accordance with


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          paragraph 2(a) above; and

          (iii) The Shares have not been registered or qualified for public offering or sale under the Securities Act of 1933, as amended (the "Act"), or any state securities laws. The Corporation has no present intention of authorizing any such public offering with respect to the Shares, or any other PEC shares, and there is no assurance that any such public offering will be conducted in the future. Wolk is acquiring the Shares for investment only and solely for his own account, and not with a view to, or for sale in connection with, any distribution thereof. Without limitation of the other provisions of this Agreement, Wolk will not sell, transfer or otherwise dispose of any of the Shares except in compliance with the Act and the rules and regulations promulgated thereunder or pursuant to an exemption from registration thereunder and except in compliance with applicable state securities laws.

     (b)  The Corporation represents, warrants and covenants:

          (i) The execution, delivery and performance of this Agreement by the Corporation, and the transactions contemplated hereby, will not, with or without the giving of notice, the passage of time or both: (a) violate any provision of law; or (b) conflict with, result in the breach of any provision of or termination of, or constitute a default under, any corporate charter, by-laws, indenture, agreement or instrument to which the Corporation is a party or by

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          which the  Corporation or any of its assets or properties is or may be bound;

          (ii) This agreement constitutes a valid and binding obligation of the Corporation, enforceable in accordance with its terms, subject only to bankruptcy, insolvency, moratorium and similar laws affecting the rights and remedies of creditors generally; and

          (iii) The Shares are owned by the Corporation free and clear of any liens, claims or encumbrances, and upon payment therefor by Wolk and delivery of the Stock Certificates to Wolk pursuant to paragraph 2(a) above, will be owned by Wolk free and clear of any such liens, claims or encumbrances.

     4.   Legend

     Each certificate representing shares of stock of the Corporation which may be issued to Wolk shall bear the following legend upon its face:

          "The shares represented by this Certificate are subject to the provisions of a Stock Acquisition Agreement between the Corporation and Shareholder, a copy of which is on file at the offices of the Corporation. In addition, such shares have not been registered under the U.S. Securities Act of 1933, as amended, or the securities laws of any state, and may not be sold, hypothecated or otherwise disposed of except in accordance with the registration requirements of said Act and the laws of any state with jurisdiction over the matter, or pursuant to an exemption from such requirements."

     5.   Notices

     All notices and communications required or permitted to be given or sent under this Agreement shall be in writing and hand delivered against a receipt or

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     sent by certified or registered  mail,  return  receipt  requested,  to the
Corporation and to Wolk at his above-described address, or to such other address or addresses as any party may, from time to time, designate by notice in accordance with the above requirements. Notices sent by hand delivery shall be deemed given upon receipt and notices sent by certified or registered mail, return receipt requested, shall be deemed given upon mailing.

     6.   Miscellaneous

     (a) This Agreement shall be governed by the laws of the State of Florida.

     (b) This Agreement may not be modified, changed or altered in any manner except by written agreement of all of the parties. No waiver of the terms, conditions and covenants of this Agreement shall be binding or effective unless such waiver shall be in a writing signed by the parties hereto.

     (c) This Agreement shall inure to the benefit of and be binding upon the parties and their respective heirs, legal representatives and assigns, but shall not be assignable by Wolk.

     (d) The captions contained in this Agreement are for convenience of reference only and shall not be given any consideration in the construction of this Agreement.

     (e) If any provision or any portion of any provision of this Agreement shall be held to be void or unenforceable, the remaining provisions of this Agreement and the remaining portion of any provision held void or unenforceable in part shall continue in full force and effect.

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     IN WITNESS  WHEREOF,  the parties hereto have set their hands and seals the date and year first above written.


                                   URT INDUSTRIES, INC.


                                   By:       /s/ Jason Wolk
                                             -----------------------------------

                                              /s/ Brian Wolk
                                             -----------------------------------



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